News Release

FOR IMMEDIATE RELEASE

Daegis Inc. Announces Corporate Update

● Daegis fourth quarter revenue increases sequentially as enterprise software focus and channel strategy progress
● Company to enact cost reduction measures to better align with the needs of the business

IRVING, Texas – June 3, 2015 – Daegis Inc. (“Daegis” or the “Company”) (NASDAQ: DAEG), a global information governance, data migration and application development software company, today announced a corporate update in advance of its July 2015 full fiscal year and fourth quarter financial results announcement. The Company will further its enterprise software focus through both its direct and recently implemented channel sales strategies, while enacting cost reduction measures to right size the business.

Daegis is pre-announcing fourth quarter estimated total revenue of $6.1 million, a 7% increase sequentially compared to $5.7 million in the third quarter. The Company is reporting its revenue at this time to provide investors with information on the progress of its recent initiatives to leverage its product portfolio in the enterprise software segment. Full financial results for the fourth quarter and fiscal 2015 will be reported during the Company’s upcoming earnings release and conference call presently anticipated taking place in late July.

As part of the execution of its strategy, Daegis will continue to integrate its eDiscovery technology into its broader information governance platform, while de-emphasizing the eDiscovery services component of its offering. This will entail a reduction in force with those employees who primarily service the Company’s legal clients. The cost reduction will impact approximately 25 employees, or 17% of the workforce. Daegis will incur one-time costs of approximately $300,000 and is expected to save approximately $1.6 million in costs for fiscal 2016 and $1.8 to $2.0 million on an annual basis.

“We are on pace with executing our business plan,” said Tim Bacci, CEO of Daegis. “The decision to reduce our eDiscovery services offering was a difficult one, but it’s the right one for the future direction of the business. The market has shifted to require comprehensive software oriented information governance solutions that address the growing volumes of data in the enterprise. Our holistic information governance software solution with its combination of archiving, analytics and eDiscovery is a competitive differentiator for us. Matter-based eDiscovery services are no longer core to our strategy and we determined it was time to downplay this aspect of our offering. This move allows us to significantly reduce costs and continue the expansion of our global channel sales program.” Bacci concluded, “We’re making the tough decisions to remove costs from the business to right size the operations based on our current revenue structure, and working to re-finance our debt as we reported last month. These changes and the debt re-financing work led us to push our quarterly financial results reporting to late July. This is later than usual for us, but within the 90-day window for year-end reporting. We’re optimistic our actions are the right ones to take Daegis to the next level.”

Investor Conference Call
Management will host a brief conference call June 3, 2015, at 4:00 p.m. CT (5:00 p.m. ET) to discuss this corporate update. The call can be accessed by dialing 888-438-5535 or 719-325-2491 for international callers. The call will be webcast on the Daegis website at www.daegis.com. A replay of the call will be available through June 13, 2015 by dialing 888-203-1112 or 719-457-0820 for international callers and using the following passcode: 6918385#

About Daegis Inc.
Daegis Inc. (NASDAQ: DAEG) is a global enterprise software company with comprehensive offerings for information governance, application migration, data management and application development. Our products include leading-edge enterprise information archive and eDiscovery software, and mobile application development, application migration and data management software. Approximately 20% of Fortune 100 companies use our solutions. We are headquartered in Irving, Texas and serve our worldwide customer base through our offices in California, New Jersey, Australia, Canada, France, Germany and the UK. Visit www.daegis.com to learn more about Daegis’ solutions.

Some of the information in this press release may contain projections or other forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. We wish to caution you that these statements involve risks and uncertainties and actual events or results may differ materially. When the words “believes,” “expects,” “plans,” “projects,” “estimates” and similar expressions are used, they identify forward-looking statements. These forward-looking statements are based on management’s current expectations and assumptions and information currently available to management and are subject to a number of factors and uncertainties that may cause the actual results, performance or achievements of the Company to differ materially from those described herein. Although the Company believes the expectations in this press release to be reasonable, there can be no assurance that such expectations will prove to be correct. Examples of forward-looking statements in this press release include the statements made by Mr. Bacci. Among the important factors which could cause actual results to differ materially from those in the forward-looking statements are general market and economic conditions, our ability to execute our business strategy and integrate acquired businesses, the effectiveness of our sales team and approach, our ability to target, analyze and forecast the revenue to be derived from a customer and the costs associated with providing services to that customer, the date during the course of a fiscal year that a new customer is acquired, the length of the integration cycle for new customers and the timing of revenues and costs associated therewith, our customer concentration given that the Company is currently dependent on a few large customer relationships, potential competition in the marketplace, the ability to retain and attract employees, market acceptance of our service programs and pricing options, our ability to maintain our existing technology platform and to deploy new technology, our ability to sign new customers and control expenses, the possibility of the discontinuation of some customer relationships, the financial condition of our customers’ business and other factors detailed in the Company’s filings with the Securities and Exchange Commission.

Contact:
Susan K. Conner
(214) 584-6427
sconner@daegis.com

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